Exhibit 23.1

Consent Of Independent Auditor
We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-286717) and Form S-8 (Nos. 333-295637, 333-286924, 333-285113, 333-283064, 333-271783, 333-266572, 333-264956, 333-238105, 333-223180, 333-89532, 333-52454, and 333-95739) of Deluxe Corporation of our report dated October 14, 2026 relating to the consolidated financial statements of Celero Intermediate Holdings LLC and Subsidiaries, appearing in this Current Report on Form 8-K/A.

/s/ RSM US LLP
Duluth, Minnesota
October 16, 2026